Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated March 30, 2020, relating to the consolidated financial statements of Jerrick Media Holdings, Inc. for the years ended December 31, 2019 and 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 21, 2020